LEASE TERMINATION AGREEMENT

          THIS LEASE TERMINATION AGREEMENT is made as of the 1st day of November, 2006 by and between Lexington Energy Services Inc. (“Lexington”) and Southern Well Testing Ltd. (“Southern”), under the Vehicle Finance Lease Agreement dated January 5, 2006 (known as the 1st p-tank lease agreement).

W I T N E S S E T H

          A.      Lexington and Southern entered into the 1st p-tank lease agreement whereby Lexington agrees to lease p-tank to Southern, which are legally described on Schedule A attached to the original 1st p-tank lease agreement; and

          B.      Lexington and Southern desire to terminate the Lease on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Lexington and Southern hereby agree as follows:

          1.      The 1st p-tank lease agreement between Lexington and Southern dated January 5, 2006 is terminated with no penalty or costs.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

Lexington Energy Services Inc.
by its authorized signatory

/s/ Larry Kristof
Larry Kristof, President

Southern Well Testing Ltd.
by its authorized signatory

/s/ Brent Nimeck
Brent Nimeck, President